UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2016

WCF BANCORP, INC.
 (Exact Name of Registrant as Specified in Charter)

Iowa	333-210056	81- 2510023
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

401 Fair Meadow Drive, Webster City, Iowa		50595
(Address of Principal Executive Offices)		(Zip Code)

(515) 832-3071
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events

On June 29, 2016, Webster City Federal Bancorp, a federal corporation (“Webster City Federal”), announced that, at separate meetings held that day, both the stockholders of Webster City Federal and the members of WCF Financial, M.H.C. (the “MHC”), Webster City Federal’s parent mutual holding company, approved the Plan of Conversion and Reorganization, pursuant to which the MHC will convert from the mutual holding company to the stock holding company form of organization (the “Conversion”).

Webster City Federal also reported that the subscription offering of the common stock of WCF Bancorp, Inc. (the “Company”), the proposed new holding company for WCF Financial Bank, being undertaken as part of the Conversion, concluded on June 14, 2016 and was oversubscribed.  Final results of the Company’s offering and the anticipated closing date of the Conversion and offering will be announced following receipt of all regulatory approvals required to complete the transaction.

A copy of the press release is included as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)	Exhibits

	Exhibit	Description

	99.1	Press Release dated June 30, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WCF BANCORP, INC.
DATE: June 30, 2016	By:	/s/ Stephen L. Mourlam
Stephen L. Mourlam
President and Chief Executive Officer